Bacterin International Holdings Secures
$5,000,000 Credit Facility with Bridge Bank

BELGRADE, MT, – January 19, 2011 – Bacterin International Holdings, Inc. (“Bacterin”) (OTCBB: BIHI), today announced that it has closed on the Bridge Bank, N.A. revolving accounts receivable line of credit facility for up to $5 million that was announced on November 22, 2010.  The financing, which is secured by the Company's accounts receivable and other assets, has a 2 year term and carries an interest rate of the Bridge Bank prime rate plus 2.25%.  The draw-down of funds is based upon borrowing up to 80 percent of eligible accounts receivable subject to typical borrowing base and asset coverage restrictions and other performance milestones.

Founded in 2001, Bridge Bank (NASDAQ:  BBNK) is a full service professional business bank dedicated to meeting the financial needs of small, middle-market, and emerging technology businesses in Silicon Valley, California, and the nation.

The credit facility with Bridge Bank follows the announcement of an asset backed lending facility of up to $8 million with Western Technology Investment ("WTI") that was completed on November 22, 2010.  WTI provided Bacterin an immediate draw-down of $2.5 million in November, 2010.  The WTI facility offers an additional $2.5 million through April 30, 2011, upon the achievement of certain performance based milestones through March 31, 2011. The agreement also contains provisions for the potential draw-down of up to $3 million based upon Bacterin raising additional levels of equity capital.

John Gandolfo, CFO of Bacterin commented, “The completion of this credit facility with Bridge Bank provides Bacterin with the additional capital to execute on our current growth plans.  We expect to utilize the proceeds of the facility for general working capital purposes and to cover the cost of expected increases in inventory purchases as our revenues and hospital account base continue to grow.  Our product penetration into hospitals is indeed gaining momentum.  During the fourth quarter of 2010, we secured an additional 177 hospitals that now stock Bacterin biologic product on their shelves, versus 96 new hospital accounts in the prior third quarter period.”

About Bacterin International Holdings, Inc.

Bacterin International Holdings, Inc. (“Bacterin”) develops, manufactures and markets biologics products to domestic and international markets.  Bacterin’s proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold and promote bone and other tissue growth.  These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain by facet joint stabilization, promotion of bone fusion in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral bone defect repair in articulating joint surgeries.

Bacterin’s Medical Device division develops anti-microbial coatings based upon proprietary coating technologies. Bacterin develops, employs, and licenses bioactive coatings for various medical device applications.  Bacterin’s strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination.

 Headquartered in Belgrade, Montana, Bacterin operates a 32,000 square foot, state-of-the-art, fully compliant and FDA registered facility, equipped with four "Class 100" clean rooms.  For further information please visit www.bacterin.com.

Contact:
Yvonne L. Zappulla
Managing Director
Grannus Financial Advisors, Inc.
212-681-4108

or

John Gandolfo
Chief Financial Officer
Bacterin International Holdings, Inc.
406-388-0480
jgandolfo@bacterin.com

Certain statements in this news release may constitute “forward-looking” statements within the meaning of section 21E of the Securities and Exchange Act of 1934.  Our forward-looking statements include earnings guidance and other statements regarding our expectations and beliefs.  The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations.  These statements are not, however, guarantees of future performance and actual results may differ materially. Risks and uncertainties which may cause actual results to be different than expressed or implied in our forward-looking statements include, but are not limited to, the risk factors described under the heading “Risk Factors” in Amendment No. 2 to our Form S-1 filed January 7, 2011.  The Company expressly disclaims any current intention to update any forward-looking statements as a result of new information or future events or developments.